                      Securities and Exchange Commission
                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported)
                     OCTOBER 16, 2000 (SEPTEMBER 29, 2000)



                               EXIDE CORPORATION
                         (Exact name of registrant as
                           specified in its charter)



    DELAWARE                         1-11263                  23-0552730

(State or other                    (Commission               (IRS Employer

jurisdiction of                    File Number)              Identification

incorporation)                                                  Number)




                                645 Penn Street
                          Reading, Pennsylvania 19601
             (Address of principal executive offices and zip code)


                                 (610) 378-0500
                        (Registrant's telephone number,
                              including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Acquisition of the GNB Battery Business

     On September 29, 2000, Exide Corporation (the "Company"), acquired the global battery business of Australian-based Pacific Dunlop Limited, including its subsidiary GNB Technologies, Inc. ("GNB"), for consideration of approximately $368 million (including $333 million in cash and 4 million of the Company's common shares) plus assumed liabilities. The purchase price was determined based on an evaluation of the GNB business and the results of negotiations between the parties. GNB is a leading U.S. and Pacific Rim manufacturer of both industrial and automotive batteries. Pacific Dunlop now holds an approximate 16 percent interest in the outstanding shares of common stock of the Company.

     Financing

     The Company has financed the cash portion of the purchase price, including associated fees and expenses, through a $250 million add-on to its existing senior secured credit facility, and a $100 million securitization of GNB accounts receivables. The Company also issued warrants for 786,000 shares with an exercise price of $8.99 per share in conjunction with such financing under its senior secured credit facility, and agreed to issue an additional 500,000 warrants at the same exercise price subject to certain conditions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired

     The required financial statements regarding GNB are not included herein. The Company intends to file these financial statements at the earliest practicable date, but in no event later than 60 days after the date this report on Form 8-K was required to be filed.

(b)  Pro Forma Financial Information

     The required pro forma financial information regarding GNB is not included herein. The Company intends to file this pro forma financial information at the earliest practicable date, but in no event later than 60 days after the date this report on Form 8-K was required to be filed.

(c)  Exhibits

     2.1 Stock Purchase Agreement by and between the Company and Pacific Dunlop Holdings (USA) Inc. dated as of May 9, 2000 (the "US Stock Purchase Agreement") and Amendment No. 1 thereto dated June 19, 2000, both of which were previously filed as Exhibit 2.1 to the report on Form 10-Q of the Company for the fiscal quarter ended July 2, 2000 (the "July 2000 10-Q").

     2.2 Amendment No. 2, dated as of September 29, 2000, to the US Stock Purchase Agreement previously filed as Exhibit 2.1 to the July 2000 10-Q.

     2.3 Amendment No. 1, dated as of September 29, 2000, to the Stock Purchase Agreement with respect to GNB Technologies (India) Private Limited previously filed by the Company as Exhibit 2.1 to the July 2000 10-Q.

     2.4 Amendment No. 1, dated as of September 29, 2000, to the Asset Purchase Agreement with respect to Exide Australia Pty Limited previously filed by the Company as Exhibit 2.1 to the July 2000 10-Q.

     2.5 Amendment No. 3, dated as of September 29, 2000, to the Coordinating Agreement dated as of May 9, 2000 by and between the Company and Pacific Dunlop Holdings (USA) Inc. previously filed by the Company as
          Exhibit 2.1 to the July 2000 10-Q.

     4.1 Amended and Restated Credit and Guarantee Agreement dated as of September 29, 2000 by and among the Company, Credit Suisse First Boston, as Sole Book Manager, Joint Lead Arranger and Administrative Agent, Salomon Smith Barney Inc., as Syndication Agent and Joint Lead Arranger, and the lenders party thereto.

     4.2 Warrant Agreement dated as of September 29, 2000 by and between the Company and The Bank of New York, as warrant agent.

     4.3 Form of Warrant Certificate (attached as Exhibit A to the Warrant Agreement).

     4.4 Registration Rights Agreement dated as of September 29, 2000 by and among the Company and certain lenders under the Credit Agreement.

     4.5 Registration Rights and Standstill Agreement dated as of September 29, 2000 by and between the Company and Pacific Dunlop Holdings (USA) Inc.

     4.6 Amendment No. 1, dated as of August 10, 2000, to the Registration Rights Agreement dated as of October 26, 1993 previously filed by the Company as Exhibit 4.14 to its S-1 Registration Statement dated August 27, 1993 (the "1993 Registration Agreement").

     4.7 Amendment No. 2, dated as of September 29, 2000, to the 1993 Registration Agreement.

     10.1 Amended and Restated Sale Agreement dated as of September 29, 2000 by and between the Company and Exide U.S. Funding Corporation.

     10.2 Amended and Restated Receivables Purchase Agreement dated as of September 29, 2000 by and between Exide U.S. Funding Corporation and Three Rivers Funding Corporation.

                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Exide Corporation


Dated: October 16, 2000                      By: /s/ Kevin R. Morano
                                               ---------------------------------
                                               Name: Kevin R. Morano
                                               Title: Chief Financial Officer